Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

ADI of the Southeast LLC	South Carolina

Arngar, Inc.	North Carolina	Arnold Palmer Cadillac

AnTrev, LLC	North Carolina

Autobahn, Inc.	California	Autobahn Motors

Avalon Ford, Inc.	Delaware	Don Kott Chrysler Jeep Don Kott Mazda Don Kott Kia Don Kott Hino Don Kott Isuzu Truck

Capitol Chevrolet and Imports, Inc.	Alabama	Capitol Kia Capitol Chevrolet Capitol Hyundai

Casa Ford of Houston, Inc.	Texas

Cobb Pontiac Cadillac, Inc.	Alabama	Classic Cadillac Pontiac

FA Service Corporation	California

FAA Auto Factory, Inc.	California

FAA Beverly Hills, Inc.	California	Beverly Hills BMW

FAA Capitol F, Inc.	California	Capitol Ford Friendly Ford

FAA Capitol N, Inc.	California	Capitol Nissan

FAA Concord H, Inc.	California	Concord Honda

FAA Concord N, Inc.	California	Concord Nissan

FAA Concord T, Inc.	California	Concord Toyota

FAA Dublin N, Inc.	California	Dublin Nissan

FAA Dublin VWD, Inc.	California	Dublin Volkswagen Dublin Dodge Hyundai of Dublin

FAA Holding Corp.	California

FAA Las Vegas H, Inc.	Nevada	Honda West

FAA Marin D, Inc.	California

FAA Marin F, Inc.	California

FAA Marin LR, Inc.	California

FAA Monterey F, Inc.	California

FAA Poway D, Inc.	California

FAA Poway G, Inc.	California	Poway Chevrolet

FAA Poway H, Inc.	California	Poway Honda

FAA Poway T, Inc.	California	Poway Toyota

FAA San Bruno, Inc.	California	Melody Toyota

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

FAA Santa Monica V, Inc.	California	Volvo of Santa Monica

FAA Serramonte H, Inc.	California	Honda of Serramonte

FAA Serramonte L, Inc.	California	Lexus of Serramonte

FAA Serramonte, Inc.	California	Serramonte Auto Plaza Dodge of Serramonte Serramonte Isuzu Serramonte Mitsubishi Serramonte Nissan

FAA Stevens Creek, Inc.	California	Stevens Creek Nissan

FAA Torrance CPJ, Inc.	California	South Bay Chrysler Jeep

FirstAmerica Automotive, Inc.	Delaware

Fort Mill Ford, Inc.	South Carolina

Franciscan Motors, Inc.	California	Acura of Serramonte

Frank Parra Autoplex, Inc.	Texas

Freedom Ford, Inc.	Florida

Frontier Oldsmobile-Cadillac, Inc.	North Carolina	Freedom Chevrolet-Oldsmobile-Cadillac

HMC Finance Alabama, Inc.	Alabama	HMC Finance

Kramer Motors Incorporated	California	Honda of Santa Monica

L Dealership Group, Inc.	Texas

Marcus David Corporation	North Carolina	Town and Country Toyota

Massey Cadillac, Inc.	Tennessee	Massey Cadillac

Massey Cadillac, Inc.	Texas	Massey Cadillac

Mountain States Motors Co., Inc.	Colorado	Mountain States Motors

Philpott Motors, Ltd.	Texas	Philpott Ford Philpott Toyota Philpott Motors Hyundai

Riverside Nissan, Inc.	Oklahoma

Royal Motor Company, Inc.	Alabama	City Chrysler Jeep

Santa Clara Imported Cars, Inc.	California	Honda of Stevens Creek Stevens Creek Used Cars

Smart Nissan, Inc.	California

Sonic Agency, Inc.	Michigan

Sonic Automotive—Bondesen, Inc.	Florida	Fred Bondesen Chevrolet, Oldsmobile, Cadillac

Sonic Automotive of Chattanooga, LLC	Tennessee	BMW of Chattanooga MINI of Chattanooga

Sonic Automotive—Clearwater, Inc.	Florida	Clearwater Toyota

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

Sonic Automotive Collision Center of Clearwater, Inc.	Florida

Sonic Automotive F&I, LLC	Nevada

Sonic Automotive of Georgia, Inc.	Georgia

Sonic Automotive of Nashville, LLC	Tennessee	BMW of Nashville MINI of Nashville

Sonic Automotive of Nevada, Inc.	Nevada

Sonic Automotive Servicing Company, LLC	Nevada

Sonic Automotive of Tennessee, Inc.	Tennessee

Sonic Automotive of Texas, L.P.	Texas	Lone Star Ford

Sonic Automotive West, LLC	Nevada

Sonic Automotive—1307 N. Dixie Hwy., NSB, Inc.	Florida

Sonic Automotive—1400 Automall Drive, Columbus, Inc.	Ohio	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

Sonic Automotive—1455 Automall Drive, Columbus, Inc.	Ohio	Hatfield Kia Hatfield Volkswagen

Sonic Automotive—1495 Automall Drive, Columbus, Inc.	Ohio

Sonic Automotive—1500 Automall Drive, Columbus, Inc.	Ohio	Toyota West

Sonic Automotive—1720 Mason Ave., DB, Inc.	Florida

Sonic Automotive—1720 Mason Ave., DB, LLC	Florida	Mercedes-Benz of Daytona Beach

Sonic Automotive—1919 N. Dixie Hwy., NSB, Inc.	Florida

Sonic Automotive—21699 U.S. Hwy 19 N., Inc.	Florida	Clearwater Mitsubishi

Sonic Automotive—241 Ridgewood Ave., HH, Inc.	Florida	Sunrise Auto World Sunrise Fleet Sales

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina

Sonic Automotive—2490 South Lee Highway, LLC	Tennessee

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	Century BMW Century MINI

Sonic Automotive—3401 N. Main, TX, L.P.	Texas	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

Sonic Automotive—3700 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Chrysler Jeep

Sonic Automotive—3741 S. Nova Rd., PO, Inc.	Florida	HMC Finance

Sonic Automotive—4000 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Dodge

Sonic Automotive—4701 I-10 East, TX, L.P.	Texas	Baytown Ford

Sonic Automotive—5221 I-10 East, TX, L.P.	Texas

Sonic Automotive—5260 Peachtree Industrial Blvd., LLC	Georgia	Dyer and Dyer Volvo Volvo at Gwinnett Place

Sonic Automotive—5585 Peachtree Industrial Blvd., LLC	Georgia

Sonic Automotive—6008 N. Dale Mabry, FL, Inc.	Florida	Volvo of Tampa

Sonic Automotive—6025 International Drive, LLC	Tennessee	Volkswagen of Chattanooga

Sonic Automotive—9103 E. Independence, NC, LLC	North Carolina	Infiniti of Charlotte

Sonic—2185 Chapman Rd., Chattanooga, LLC	Tennessee	Economy Honda Superstore Sonic Automotive Collision Center

Sonic—Bethany H, Inc.	Oklahoma	Steve Bailey Honda

Sonic—Buena Park H, Inc.	California	Buena Park Honda

Sonic—Cadillac D, L.P.	Texas	Massey Cadillac

Sonic—Calabasas A, Inc.	California	Acura 101 West

Sonic—Camp Ford, L.P.	Texas	LaPorte Ford

Sonic—Capital Chevrolet, Inc.	Ohio	Capital Chevrolet

Sonic—Capitol Cadillac, Inc.	Michigan	Capitol Cadillac Capitol Hummer

Sonic—Capitol Imports, Inc.	South Carolina	Capitol Imports Capitol Hyundai Capitol Subaru Capitol Audi

Sonic—Carrollton V, L.P.	Texas	Volvo of Dallas

Sonic—Carson F, Inc.	California	Don Kott Ford

Sonic—Carson LM, Inc.	California	Don Kott Lincoln-Mercury

Sonic—Chattanooga D East, LLC	Tennessee

Sonic—Classic Dodge, Inc.	Alabama

Sonic—Coast Cadillac, Inc.	California	Coast Cadillac

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

Sonic—Crest Cadillac, LLC	Tennessee	Crest Cadillac Crest Hummer

Sonic—Crest H, LLC	Tennessee	Crest Honda

Sonic—Denver T, Inc.	Colorado

Sonic—Denver Volkswagen, Inc.	Colorado

Sonic Development, LLC	North Carolina

Sonic—Downey Cadillac, Inc.	California	Massey Cadillac

Sonic—Englewood M, Inc.	Colorado	Don Massey Used Car Center

Sonic eStore, Inc.	North Carolina

Sonic—FM Automotive, LLC	Florida	Mercedes-Benz of Fort Myers

Sonic—FM, Inc.	Florida	BMW of Fort Myers

Sonic—FM VW, Inc.	Florida	Volkswagen of Fort Myers

Sonic—Fort Mill Chrysler Jeep, Inc.	South Carolina	Fort Mill Chrysler Jeep

Sonic—Fort Mill Dodge, Inc.	South Carolina	Fort Mill Dodge

Sonic—Fort Worth T, L.P.	Texas	Toyota of Fort Worth

Sonic—Frank Parra Autoplex, L.P.	Texas	Frank Parra Chevrolet Frank Parra Mitsubishi Frank Parra Chrysler Jeep

Sonic—Freeland, Inc.	Florida	Honda of Fort Myers

Sonic—Global Imports, L.P.	Georgia	Global Imports BMW Global Imports MINI

Sonic—Glover, Inc.	Oklahoma	Expressway Dodge

Sonic—Harbor City H, Inc.	California	Harbor City Honda

Sonic—Houston V, L.P.	Texas	Volvo of Houston

Sonic—Integrity Dodge LV, LLC	Nevada	Nevada Dodge

Sonic—LS, LLC	Delaware

Sonic—LS Chevrolet, L.P.	Texas	Lone Star Chevrolet

Sonic—Lake Norman Chrysler Jeep, LLC	North Carolina	Lake Norman Chrysler Jeep Lake Norman Used Car Center Lake Norman Pre-Owned Lake Norman Collision Center

Sonic—Lake Norman Dodge, LLC	North Carolina	Lake Norman Dodge

Sonic—Las Vegas C East, LLC	Nevada	Cadillac of Las Vegas

Sonic—Las Vegas C West, LLC	Nevada	Cadillac of Las Vegas—West

Sonic—Lloyd Nissan, Inc.	Florida	Lloyd Nissan

Sonic—Lloyd Pontiac-Cadillac, Inc.	Florida	Lloyd Pontiac-Cadillac-GMC

Sonic—Lone Tree Cadillac, Inc.	Colorado	Don Massey Cadillac

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

Sonic—Lute Riley, L. P.	Texas	Lute Riley Honda

Sonic—Manhattan Fairfax, Inc.	Virginia	BMW of Fairfax

Sonic—Manhattan Waldorf, Inc.	Maryland

Sonic—Massey Cadillac, L.P.	Texas

Sonic—Massey Pontiac Buick GMC, Inc.	Colorado	Don Massey Pontiac-Buick-GMC

Sonic—Massey Chevrolet, Inc.	California	Massey Chevrolet

Sonic—Montgomery FLM, Inc.	Alabama	Friendly Ford Lincoln Mercury

Sonic—Newsome Chevrolet World, Inc.	South Carolina	Newsome Chevrolet World

Sonic—Newsome of Florence, Inc.	South Carolina	Newsome Automotive Imports of Florence Newsome Chevrolet Isuzu of Florence

Sonic—North Cadillac, Inc.	Florida	Massey Cadillac Massey Saab of Orlando

Sonic—North Charleston, Inc.	South Carolina	Altman Lincoln-Mercury Altman Hyundai

Sonic—North Charleston Dodge, Inc.	South Carolina	Altman Dodge

Sonic—Oklahoma T, Inc.	Oklahoma	Riverside Toyota

Sonic Peachtree Industrial Blvd., L.P.	Georgia

Sonic—Plymouth Cadillac, Inc.	Michigan	Don Massey Cadillac

Sonic—Port Arthur Chevrolet, L.P.	Texas

Sonic—Reading, L.P.	Texas	Toyota of Baytown

Sonic Resources, Inc.	Nevada

Sonic—Richardson F, L.P.	Texas	North Central Ford

Sonic—Riverside, Inc.	Oklahoma	Riverside Chevrolet

Sonic—Riverside Auto Factory, Inc.	Oklahoma

Sonic—Rockville Imports, Inc.	Maryland	Rockville Porsche-Audi

Sonic—Rockville Motors, Inc.	Maryland	Lexus of Rockville

Sonic—Sam White Nissan, L.P.	Texas

Sonic—Sam White Oldsmobile, L.P.	Texas

Sonic—Sanford Cadillac, Inc.	Florida	Massey Cadillac-Oldsmobile of Sanford

Sonic—Serramonte I, Inc.	California	Infiniti of Serramonte

Sonic—Shottenkirk, Inc.	Florida	Pensacola Honda

Sonic—South Cadillac, Inc.	Florida

Sonic—Stevens Creek B, Inc.	California	Stevens Creek BMW

Sonic—Stone Mountain Chevrolet, L.P.	Georgia	Stone Mountain Chevrolet

Sonic—Superior Oldsmobile, LLC	Tennessee

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

Sonic of Texas, Inc.	Texas

Sonic—University Park A, L.P.	Texas	University Park Audi

Sonic—Volvo LV, LLC	Nevada	Volvo of Las Vegas

Sonic—West Covina T, Inc.	California	West Covina Toyota

Sonic—West Reno Chevrolet, Inc.	Oklahoma	City Chevrolet

Sonic—Williams Buick, Inc.	Alabama	Montgomery Auto Factory

Sonic—Williams Cadillac, Inc.	Alabama	Tom Williams Cadillac

Sonic—Williams Imports, Inc.	Alabama	Tom Williams Imports Tom Williams Audi Tom Williams BMW Tom Williams Porsche Tom Williams Land Rover

Sonic—Williams Motors, LLC	Alabama	Tom Williams Lexus

Speedway Chevrolet, Inc.	Oklahoma

Stevens Creek Cadillac, Inc.	California	St. Claire Cadillac

Town and Country Ford, Incorporated	North Carolina

Town and Country Ford of Cleveland, LLC	Tennessee

Town and Country Jaguar, LLC	Tennessee

Transcar Leasing, Inc.	California

Village Imported Cars, Inc.	Maryland	Village Volvo

Windward, Inc.	Hawaii	Honda of Hayward

Wrangler Investments, Inc.	Colorado	Dub Richardson Toyota

Z Management, Inc.	Colorado

SRE Alabama—2, LLC	Alabama

SRE Alabama—3, LLC	Alabama

SRE Alabama—4, LLC	Alabama

SRealEstate Arizona—1, LLC	Arizona

SRealEstate Arizona—2, LLC	Arizona

SRealEstate Arizona —3, LLC	Arizona

SRealEstate Arizona—4, LLC	Arizona

SRealEstate Arizona—5, LLC	Arizona

SRealEstate Arizona—6, LLC	Arizona

SRealEstate Arizona—7, LLC	Arizona

SRE California—1, LLC	California

SRE California—2, LLC	California

SRE California—3, LLC	California

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

SRE California—4, LLC	California

SRE California—5, LLC	California

SRE California—6, LLC	California

SRE Colorado—1, LLC	Colorado

SRE Colorado—2, LLC	Colorado

SRE Colorado—3, LLC	Colorado

SRE Florida—1, LLC	Florida

SRE Florida—2, LLC	Florida

SRE Florida—3, LLC	Florida

SRE Georgia—1, L.P.	Georgia

SRE Georgia—2, L.P.	Georgia

SRE Georgia—3, L.P.	Georgia

SRE Holding, LLC	North Carolina

SRE Michigan—1, LLC	Michigan

SRE Michigan—2, LLC	Michigan

SRE Michigan—3, LLC	Michigan

SRE Nevada—1, LLC	Nevada

SRE Nevada—2, LLC	Nevada

SRE Nevada—3, LLC	Nevada

SRE Nevada—4, LLC	Nevada

SRE Nevada—5, LLC	Nevada

SRE Oklahoma—1, LLC	Oklahoma

SRE Oklahoma—2, LLC	Oklahoma

SRE Oklahoma—3, LLC	Oklahoma

SRE Oklahoma—4, LLC	Oklahoma

SRE Oklahoma—5, LLC	Oklahoma

SRE South Carolina—2, LLC	South Carolina

SRE South Carolina—3, LLC	South Carolina

SRE South Carolina—4, LLC	South Carolina

SRE Tennessee—1, LLC	Tennessee

SRE Tennessee—2, LLC	Tennessee

SRE Tennessee—3, LLC	Tennessee

SRE Texas—1, L.P.	Texas

SRE Texas—2, L.P.	Texas

SRE Texas—3, L.P.	Texas

Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)

SRE Texas—4, L.P.	Texas

SRE Texas—5, L.P.	Texas

SRE Texas—6, L.P.	Texas

SRE Texas—7, L.P.	Texas

SRE Texas—8, L.P.	Texas

SRE Virginia—1, LLC	Virginia